UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 2, 2011
MEDCO HEALTH SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-31312	22-3461740

(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Parsons Pond Drive, Franklin Lakes, NJ	07417

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: 201-269-3400
Not Applicable
(Former name or former address if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.
As previously disclosed, on July 20, 2011, Express Scripts, Inc., a Delaware corporation (“Express Scripts”), entered into an Agreement and Plan of Merger (the “merger agreement”) with Medco Health Solutions, Inc., a Delaware corporation (“Medco”), Aristotle Holding, Inc., a Delaware corporation and wholly owned subsidiary of Express Scripts (“Parent”), Aristotle Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent, and Plato Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent.
The combination of Express Scripts and Medco contemplated by the merger agreement (the “merger”) remains subject to the satisfaction or waiver of certain closing conditions, including the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”).
Both Express Scripts and Medco filed notification and report forms with the U.S. Department of Justice and the U.S. Federal Trade Commission (the “FTC”) pursuant to the HSR Act on August 3, 2011. As a result, the waiting period under the HSR Act with respect to the merger was scheduled to expire on September 2, 2011, unless a request for additional information was received prior to expiration.
On September 2, 2011, Express Scripts and Medco each received a request for additional information (a “second request”) from the FTC in connection with the FTC’s review of the merger. A second request was anticipated by the parties to the merger at the time of signing of the merger agreement.
Issuance of the second request extends the waiting period under the HSR Act until 30 days after both parties have substantially complied with the requests, unless the waiting period is terminated sooner by the FTC. The companies have been cooperating with the FTC staff since shortly after the announcement of the merger and intend to continue to work cooperatively with the FTC staff in the review of the merger. Express Scripts and Medco intend to respond to the second request as promptly as practicable. While the companies cannot specify how long it will take to comply with the second request, they continue to anticipate the transactions contemplated by the merger agreement will close in the first half of 2012, as previously announced.
Completion of the transactions contemplated by the merger agreement remains subject to approval by the stockholders of each of Express Scripts and Medco, as well as the satisfaction or waiver of the other, customary, closing conditions specified in the merger agreement.
Cautionary Statement Regarding Forward-Looking Statements
This document contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements, as they relate to Medco Health Solutions, Inc. or Express Scripts, Inc., the management of either such company or the transaction, involve risks and uncertainties that may cause results to differ materially from those set forth in the statements. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. Medco and Express Scripts undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements are not historical facts, but rather are based on current expectations, estimates, assumptions and projections about the business and future financial results of the pharmacy benefit management and specialty pharmacy industries, and other legal, regulatory and economic developments. We use words such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “will,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “guidance” and similar expressions to identify these forward-looking statements. Actual results could differ materially from the results contemplated by these forward-looking statements due to a number of factors, including, but not limited to, the possibility that (1) Medco and Express Scripts may be unable to obtain stockholder or regulatory approvals required for the merger or may be required to accept conditions that could reduce the anticipated benefits of the merger as a condition to obtaining regulatory approvals; (2) the length of time necessary to consummate the proposed merger may be longer than anticipated; (3) problems may arise in successfully integrating the businesses of Medco and Express Scripts; (4) the proposed merger may involve unexpected costs; (5) the businesses may suffer as a result of uncertainty surrounding the proposed merger; and (6) the industry may be subject to future risks that are described in SEC reports filed by Medco and Express Scripts.

The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect the businesses of Medco and Express Scripts described in their respective Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed from time to time with the Securities and Exchange Commission.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDCO HEALTH SOLUTIONS, INC.
By:	/s/ Thomas M. Moriarty
Thomas M. Moriarty
General Counsel, Secretary and President, Global Pharmaceutical Strategies

Date: September 2, 2011